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                                                                   EXHIBIT 99.8


                                                          AUTOMATIC OPTION GRANT


                             ENDOSONICS CORPORATION

                      NON-STATUTORY STOCK OPTION AGREEMENT


                 AGREEMENT made this 5th day of November, 1996 by and between Endosonics Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and Roger Salquist (the "Optionee").

                                  WITNESSETH:

RECITALS

                 A. The Company's Board of Directors (the "Board") has adopted the Company's Restated 1988 Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of employees, consultants and non-employee Board members who contribute to the management, growth and financial success of the Company or its parent or subsidiary corporations.

                 B. The Optionee is a non-employee Board member who is entitled to receive an option to acquire shares of the Company's common stock (the "Common Stock") pursuant to the automatic option grant program implemented for non-employee Board members under the Plan. This Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic option grant made to such Optionee thereunder.

                 C. The granted option is intended to be a non-statutory stock option which does not satisfy the requirements of Section 422 of the Internal Revenue Code.

                 D. For purposes of this Agreement, the following definitions shall be in effect:

                 Board Member: The Optionee shall be deemed to be a Board Member for so long as such individual continues to serve as a member of the Company's Board of Directors.





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                 Fair Market Value:  The Fair Market Value per share of Common
        Stock on any date in question shall be determined in accordance with the following provisions:

                      (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market, then the market value shall be the closing selling price per share of Common Stock on the date in question, as such prices are reported by the National Association of Securities Dealers on Nasdaq National Market System. If there is no reported closing selling price on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                      (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

TERMS

                 1. GRANT OF OPTION. Pursuant to the provisions of Article Three of the Plan, there is hereby automatically granted to the Optionee, on November 5, 1996 (the "Grant Date"), a stock option to purchase up to 10,000 shares of Common Stock (the "Option Shares") upon the terms and conditions set forth in this Agreement and in the Plan (including Article Three thereof). The Option Shares shall be purchasable in accordance with such terms and conditions at the purchase price of $12.75 per share (the "Option Price").

                 2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on November 4, 2006 (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 5 or 7A of this Agreement.

                 3. LIMITED TRANSFERABILITY. This option, together with the special stock appreciation right provided under Paragraph 7.C, shall not be transferable or assignable by the Optionee except for a transfer of this option by will or by the laws of inheritance following the Optionee's death. Accordingly, this option, together with the special stock appreciation right provided under Paragraph 7.C, may be exercised, during the Optionee's





                                       2.
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lifetime, only by the Optionee.  Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of this option, and any levy of execution, attachment or similar process on this option, shall be null and void.

                 4.       EXERCISABILITY.

                 A. Except as provided in Paragraph 4B below, this option shall become exercisable for the Option Shares in a series of installments as follows:

                      (i) The option shall become exercisable for twenty-five percent (25%) of the Option Shares upon the Optionee's completion of twelve (12) months of continuous service as a Board Member measured from the Grant Date.

                      (ii )       The option shall become exercisable for an
        additional twenty-five percent (25%) of the Option Shares upon the Optionee's completion of twenty-four (24) months of continuous service as a Board Member measured from the Grant Date.

                      (iii) The option shall become exercisable for an additional twenty-five percent (25%) of the Option Shares upon the Optionee's completion of thirty-six (36) months of continuous service as a Board Member measured from the Grant Date.

                      (iv )       The option shall become exercisable for the
        balance of the Option Shares upon the Optionee's completion of forty-eight (48) months of continuous service as a Board Member measured from the Grant Date.

                 B. Should the Optionee die or become permanently disabled (as defined in Section 22(e)(3) of the Internal Revenue Code) while serving as a Board Member, then the option shall accelerate in full and become exercisable for all of the Option Shares subject to the option at the time of such death or permanent disability.

                 C. Once this option becomes exercisable for one or more installments of the Option Shares, those installments shall accumulate, and this option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or Paragraph 7A of this Agreement.

                 D. This option shall not become exercisable for any additional Option Shares following the Optionee's cessation of service as a Board Member.





                                       3.
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                 5.       CESSATION OF BOARD MEMBERSHIP.  Should the Optionee's
service as a Board Member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date in accordance with the following provisions:

                      (i) Should the Optionee cease service as a Board Member for any reason (other than death) while holding this option, then the period for exercising this option shall be reduced to the six
        (6)-month period commencing with the date of such cessation of service. During such limited period of exercisability, this option may not be exercised for more than the number of Option Shares (if any) for which it is exercisable on the date the Optionee ceased service as a Board Member. Upon the expiration of such six (6)-month period, the option shall terminate and cease to be outstanding.

                      (ii) Should the Optionee die either while serving as a Board Member or during the six (6)-month period following the cessation of service as a Board Member, then the personal representative of the Optionee's estate (or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of inheritance) shall have the right to exercise this option for any or all of the Option Shares for which this option is exercisable on the date the Optionee ceased service as a Board Member, less any Option Shares subsequently purchased by the Optionee prior to death. Such right shall lapse, and this option shall cease to be outstanding, upon the expiration of the twelve (12)-month period measured from the date of the Optionee's death.

                      (iii) In no event may this option be exercised at any time after the specified Expiration Date.

                      (iv )       Upon the Optionee's cessation of Board service
        for any reason, this option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares for which such option is not otherwise at that time exercisable in accordance with the normal exercise provisions of Paragraphs 4.A and 4.B or the special acceleration provisions of Paragraph 7.

                 6. ADJUSTMENT IN OPTION SHARES. If any change is made to the Company's outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall automatically be made to the class and/or number of securities subject to this option and the Option Price payable per share in order to reflect such transaction or change and thereby preclude the dilution or enlargement of benefits hereunder.





                                       4.
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                 7.       CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE
                          TAKE-OVER.

                 A. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction"):

                        (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                      (ii )       the sale, transfer or other disposition of
        all or substantially all of the assets of the Company, or

                      (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, this option (if outstanding at the time but not
otherwise fully exercisable) shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Option Shares and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, this option shall terminate and cease to be outstanding.

                 B. Should there occur any Change in Control of the Company, then this option (if outstanding at the time but not otherwise fully exercisable) shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all the Option Shares and may be exercised for all or any portion of such shares at any time prior to the Expiration Date or sooner termination of the option term under Paragraph 5 or Paragraph 7A of this Agreement. For purposes of this Agreement, a CHANGE IN CONTROL shall be deemed to occur in the event:

                        (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act") of securities possessing more than twenty-five percent (25%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept; or





                                       5.
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                      (ii )       there is a change in the composition of the
        Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or
        (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                 C. Should a Hostile Take-Over of the Company occur at any time after this option has been outstanding for a period of at least six
(6) months measured from the Grant Date, then this option (if outstanding at the time) shall automatically be cancelled upon the effective date of such Hostile Take-Over, and the Optionee shall, in exchange, receive a cash distribution from the Company. Such distribution shall be in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to this option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate Option Price payable for such shares. The cancellation of this option and the cash distribution to be paid in connection therewith is hereby pre-approved by the Plan Administrator. Accordingly, the cash distribution shall be made to the Optionee within five
(5) days following the effective date of the Hostile Take-Over, and no further consent of the or the Plan Administrator or the Board shall be required at the time of the actual cancellation and cash distribution. For purposes of this Paragraph 7C, the following definitional provisions shall be in effect:

                          A HOSTILE TAKE-OVER shall be deemed to occur in the event (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept and
         (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than Company officers and directors participating in the Plan.

                 The TAKE-OVER PRICE per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share of Common Stock on the date of the option cancellation or (b) the highest reported price per share paid in effecting the Hostile Take-Over.





                                       6.
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                 D.       This Agreement shall not in any way affect the right
of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                 E. If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Option Price, provided the aggregate Option Price shall remain the same.

                 8. PRIVILEGE OF STOCK OWNERSHIP. The Optionee shall not have any stockholder rights with respect to the Option Shares until such individual shall have exercised the option and paid the Option Price for the purchased shares.

                 9.       MANNER OF EXERCISING OPTION.

                 A. In order to exercise this option for one or more Option Shares for which this option is at the time exercisable, the Optionee (or in the case of exercise after the Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                      (i) Execute and deliver to the Secretary of the Company a written notice of exercise (the "Exercise Notice"), in substantially the form of Exhibit I attached hereto, in which there is specified the number of Option Shares for which the option is exercised.

                      (ii) Pay the aggregate Option Price for the purchased shares in one or more of the following alternative forms:

                                  - full payment in cash or check made payable
                to the Company's order;

                                  - full payment in shares of Common Stock held
                by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

                                  - full payment through a broker-dealer sale
                and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions (I) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the





                                       7.
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                Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares and (II) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                    (iii) Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than the Optionee) have the right to exercise this option.

                 B. For purposes of this Agreement, the Exercise Date shall be the date on which the Exercise Notice shall have been delivered to the Company. Except to the extent the sale and remittance procedure specified above may be utilized in connection with the exercise of this option, payment of the Option Price for the purchased shares must accompany such notice.

                 C. As soon as practical after the exercise of this option in accordance with the provisions of this Agreement, the Company shall mail or deliver to or on behalf of the Optionee (or to the other person or persons exercising this option) a stock certificate representing the purchased shares.

  D.       In no event may this option be exercised for any fractional shares.

                 10. LEGALITY OF ISSUANCE. The Company shall not be obligated to sell or issue any Option Shares pursuant to this Agreement if such sale or issuance might, in the opinion of the Company and the Company's counsel, constitute a violation by the Company of any applicable law or regulation.

                 11. BINDING EFFECT. Subject to the limitations set forth in Paragraph 3 of this Agreement, this Agreement shall be binding upon, and shall inure to the benefit of, (i) the executors, administrators, heirs, legal representatives and assigns of the Optionee and (ii) the successors and assigns of the Company.

                 12. NO IMPAIRMENT OF RIGHTS. Nothing in this Agreement or in the Plan shall be deemed to impair or otherwise restrict the rights of the Company or the stockholders to remove the Optionee from the Board at any time pursuant to the provisions of applicable law.

                 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by residents of such State.





                                       8.
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                 14.      NOTICES.  All notices and other communications under
this Agreement shall be in writing. Unless and until the Optionee is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to this Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                                  Endosonics Corporation
                                  2870 Kilgore Road
                                  Rancho Cordova, CA 95670

                 Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for the Optionee and related to this Agreement, if not delivered by hand, shall be mailed to the Optionee's last known address as shown on the Company's books.

                 Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received, unless properly mailed by registered mail, return receipt requested, in which event they shall be deemed received two (2) days after the date of mailing.

                 15. CONSTRUCTION. This Agreement and the option evidenced hereby are issued pursuant to the automatic grant program in effect for non-employee Board members under Article Three of the Plan and shall be subject to the express terms and provisions of the Plan applicable to such automatic grants. Such terms and provisions are hereby incorporated into this Agreement and made a part hereof as if expressly included in this Agreement.





                                       9.
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                 IN WITNESS WHEREOF, Endosonics Corporation has caused this
Agreement to be executed on its behalf by its duly-authorized officer and the Optionee has executed this Agreement, all on the day and year first above written.


                                    ENDOSONICS CORPORATION

                                    By _________________________________________

                                    Title:  ____________________________________



                                    ____________________________________________
                                           ROGER SALQUIST, OPTIONEE

                                     Address  __________________________________

                                     ___________________________________________





                                      10.
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                                   EXHIBIT I

                       NOTICE OF EXERCISE OF STOCK OPTION


                 I hereby notify Endosonics Corporation (the "Company") that I elect to purchase _________ shares of the Company's Common Stock (the "Purchased Shares") pursuant to that certain option (the "Option") granted to me on November 5, 1996 to purchase up to 10,000 shares of such Common Stock at an option price of $12.75 per share (the "Option Price").

                 Concurrently with the delivery of this Exercise Notice to the Secretary of the Company, I shall pay to the Company the Option Price for the Purchased Shares in accordance with the provisions of my agreement with the Company evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker/dealer sale and remittance procedure specified in my agreement to effect payment of the option price for the purchased shares.


---------------------------                        -----------------------------
Date                                                   Roger Salquist, Optionee


                                  Address:
                                                   -----------------------------


                                                   -----------------------------

         Print name in exact manner
         it is to appear on the
         stock certificate:

                                                   -----------------------------


                                                   -----------------------------


         Address to which certificate
         is to be sent, if different
         from address above:

                                                   -----------------------------


                                                   -----------------------------


         Social Security Number:
                                                  ------------------------------